Exhibit 4.6

THIS INSTRUMENT AND THE COMMON STOCK OF ASPEN AEROGELS, INC., A DELAWARE CORPORATION (THE “COMPANY”), ISSUABLE UPON EXERCISE OF THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING THIS INSTRUMENT OR SUCH STOCK OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS INSTRUMENT OR SUCH STOCK STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.

THIS INSTRUMENT IS ALSO SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AS PROVIDED IN THAT CERTAIN SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF DECEMBER 29, 2010, BY AND AMONG THE COMPANY, THE PURCHASERS NAMED ON EXHIBIT A THERETO, AND PJC CAPITAL LLC, AS COLLATERAL AGENT, AS THE SAME MAY BE AMENDED, RESTATED OR MODIFIED FROM TIME TO TIME (THE “PURCHASE AGREEMENT”).

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF ARE SUBJECT TO THE TERMS AND PROVISIONS OF THE PURCHASE AGREEMENT. A COPY OF THE PURCHASE AGREEMENT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY.

[______] Shares of the Company	Warrant No. __

WARRANT

To Subscribe for and Purchase Common Stock of

ASPEN AEROGELS, INC.

THIS CERTIFIES THAT, for value received, [                    ], a [                    ] (“Purchaser”) or registered permitted assigns (Purchaser and/or any Person (as defined in the Purchase Agreement referred to below) or Persons to whom Purchaser has assigned this Warrant herein called “Holder”), is entitled to subscribe for and purchase from Aspen Aerogels, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), at any time from and after the date hereof to and including December 29, 2017, subject to the early termination provisions of Section 4(d) below, [                    ] ([            ]) fully paid and nonassessable shares (subject to adjustment from time to time pursuant to the provisions below) of Common Stock at the price per share as specified below and to exercise the other rights, powers, and privileges provided for herein, all on the terms and subject to the conditions specified in this Warrant. Capitalized terms used herein and not defined shall have the meaning ascribed to them in the Subordinated Note and Warrant Purchase Agreement, dated as of December 29, 2010, by and among the Company and the Purchasers named therein (as such agreement may be supplemented, modified, amended or restated from time to time, the “Purchase Agreement”).

This Warrant is subject to the following provisions, terms and conditions:

1. Exercise and Payment of Purchase Price.

(a) The rights represented by this Warrant may be exercised by Holder at any time on or prior to the applicable termination or expiration date, in whole or in part, by delivery to the Company of a completed Subscription Form in the form attached hereto ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it of the Exercise Price as provided in paragraph 1(b) below. The Company agrees that the shares so purchased shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date that is ten (10) days after the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Subject to the provisions of paragraph 2, certificates for the shares of Common Stock so purchased shall be delivered to Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired or all of the rights to receive shares of Common Stock under this Warrant have been exercised, a new Warrant representing the number of shares of Common Stock with respect to which this Warrant shall not then have been exercised shall also be delivered to Holder within such time. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

(b) The warrant purchase price (subject to adjustment as noted below) shall be $0.001 per share, payable by delivery of any of the following (1) a check payable to the Company in an amount equal to the product of the warrant purchase price per share multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Exercise Price”), (2) the surrender to the Company of equity securities of the Company having a Fair Market Value equal to the Exercise Price of the Common Stock being purchased upon such exercise, (3) a written notice to the Company that Holder is exercising this Warrant (or a portion thereof) by reducing the outstanding principal balance of any debt instrument of the Company and/or any of its Subsidiaries held by Holder by an amount equal to the Exercise Price of the Common Stock being purchased upon such exercise, (4) a written notice to the Company that Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which when multiplied by the Fair Market Value of such Common Stock is equal to the Exercise Price (and such withheld shares shall no longer be issuable under such Warrant) or (5) any combination of the foregoing.

(c) As a condition to the exercise of this Warrant, the Holder shall execute and deliver to the Company a Joinder Agreement whereby the Holder agrees to join as a “Stockholder” party and be bound by the terms and conditions of the Company’s Fifth Amended and Restated Stockholders’ Agreement dated as of September 22, 2010, as amended from time to time (the “Stockholders Agreement”). The foregoing shall be inapplicable in the event that the Stockholders Agreement has been terminated in accordance with the terms thereof, or if such Stockholders Agreement is amended to uniquely and adversely affect the rights of the Holders of the Warrants.

2. Compliance with Transfer Restrictions. Notwithstanding the foregoing paragraph 1, the Company shall not be required to deliver any certificate for shares of Common Stock upon exercise of this Warrant except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof and the legends in paragraph 6 and on the first page hereof.

3. Covenants. The Company covenants and agrees as follows:

(a) All shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued, fully paid and nonassessable.

(b) During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

(c) The Company shall not close its books against the transfer of this Warrant or of any shares of Common Stock issuable upon exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant in accordance with the express terms hereof. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the Common Stock issuable upon exercise of this Warrant is at all times equal to or less than the warrant purchase price then in effect.

(d) The Company shall assist and cooperate with Holder in making any required governmental filings or obtaining any required governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(e) Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a registered public offering, the exercise of all or any portion of this Warrant may, at the election of Holder and upon written notice to the Company of such election, be conditioned upon the consummation of the public offering, in which case such exercise shall not be deemed to be effective unless and until the consummation of such transaction occurs, so long as such exercise occurs on or prior to the applicable termination or expiration date.

4. Adjustments to Warrant Purchase Price and Number of Shares. The above provisions are subject to the following:

(a) The warrant purchase price shall, from and after the date of issuance of this Warrant, be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the warrant purchase price, the holder of this Warrant shall thereafter be entitled to purchase, at the warrant purchase price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the warrant purchase price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the warrant purchase price resulting from such adjustment.

(b) If the Company declares or pays a dividend upon the Common Stock, then the following provisions shall apply:

(i) If such dividend is payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in paragraph (c) below), any Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, then the Holder of this Warrant upon exercise hereof will be entitled to receive the number of shares of Common Stock, Convertible Securities, or other rights or options to purchase any Common Stock or Convertible Securities, as applicable, to which the Holder would be entitled upon such exercise, and in addition and without further payment therefor, such number of shares of Common Stock, Convertible Securities, or other rights or options to purchase any Common Stock or Convertible Securities, as applicable, such that upon exercise hereof, the Holder would receive such number of shares of Common Stock, Convertible Securities, or other rights or options to purchase any Common Stock or Convertible Securities, as applicable, as a result of each dividend described above.

(ii) If such dividend is payable otherwise than in cash out of earnings or earned surplus (determined in accordance with GAAP), except for a stock dividend payable in shares of Common Stock as provided above (a “Liquidating Dividend”), then the Company shall pay to the Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Holder on the Common Stock issuable upon exercise of this Warrant had the Warrants been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

(ii) If such dividend is payable in cash out of earnings or earned surplus (determined in accordance with GAAP) (a “Dividend”), then (A) such Dividend shall be allocated proportionately to the holders of outstanding Common Stock and holders of all Warrants as though all Warrants (and, to the extent required by the terms thereof, any other warrants, options, Convertible Securities or other rights to acquire shares of Common Stock) had been fully exercised immediately prior to the date on which a record was taken for such Dividend, or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends were determined, (B) the amount allocable to the Warrants shall be deposited by the Company in a separate interest-bearing account concurrently with the payment of such Dividend to the holders of Common Stock and (C) promptly after the exercise of this Warrant, the amount allocable to the Common Stock obtained by the Holder upon such exercise, plus all accrued interest thereon, shall be paid to the Holder.

(c) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the warrant purchase price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the warrant purchase price in effect immediately prior to such combination shall be proportionately increased.

(d) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its assets to another corporation or other entity shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this Warrant (and in lieu of the shares of Common Stock purchasable upon the exercise of this Warrant), an amount of shares of stock, securities or assets as may be issued or payable with respect to or in exchange for such Common Stock that are equal to the number of shares of such stock immediately purchasable and receivable upon exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the warrant purchase price and of the number of shares of Common Stock purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation or other entity (if other than the Company) resulting from such consolidation or merger or the corporation or other entity purchasing such assets shall assume, by written instrument executed and mailed to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. Notwithstanding anything to the contrary herein, if any consolidation or merger of the Company with another corporation or other entity, or the sale of all or substantially all of its assets to another corporation or other entity, shall be effected in such a way that all holders of Common Stock shall be entitled to receive shares of stock, securities, cash or assets with respect to or in exchange for Common Stock, then at its election the Company may provide the Holder of this Warrant with written notice of such proposed transaction, in reasonable detail, no less than ten (10) days prior to the consummation thereof, and, upon the Holder receiving an amount of shares of stock, securities, cash or assets that may be payable with respect to or in exchange for such Common Stock that is equal to the number of shares of such stock immediately purchasable and receivable upon the exercise of this Warrant had such consolidation, merger or sale not taken place less an amount of such consideration payable in the proposed transaction with a Fair Market Value equal to the aggregate Exercise Price, this Warrant shall terminate.

(e) Upon any adjustment of the warrant purchase price, then and in each such case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, which notice shall state the warrant purchase price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(f) In case any time:

(i) the Company shall declare any cash dividend on its Common Stock;

(ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(iv) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or other entity; or

(v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least ten (10) days prior to the action in question and not less than ten (10) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(g) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this paragraph 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of this Warrant or of Common Stock issuable upon exercise of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(h) No fractional shares of Common Stock shall be issued upon the exercise of this Warrant, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment (which may be effected as a reduction of the amount to be paid by the Holder hereof upon such exercise) in respect of such fraction in an amount equal to the same fraction of the Fair Market Value per share of Common Stock as of the close of business on the date of the notice of exercise required by paragraph 1 above.

5. Voting Rights. This Warrant shall not entitle the Holder hereof to any voting rights or, except as expressly provided herein, other rights as a stockholder of the Company.

6. Limitations on Transfer.

(a) The Holder, by acceptance hereof, agrees that this Warrant shall not be transferable except to an Affiliate of the Holder or with the Company’s prior written consent (not to be unreasonably withheld.) In the event of a permitted transfer, the Holder agrees to give written notice to the Company before transferring this Warrant or any Warrant Stock and to comply with the legend at the top hereof (the “Legend”). Upon receipt by the Company of such notice and satisfaction of the requirements of the Legend, such Holder shall be entitled to transfer this Warrant, or to exercise this Warrant in accordance with its terms and dispose of the shares of Common Stock received upon such exercise or to dispose of shares of Common Stock received upon the previous exercise of the Warrant, all in accordance with the terms of hereof.

(b) All certificates representing shares of Common Stock issued upon exercise of this Warrant shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND/OR SUCH LAWS COVERING SUCH SECURITIES OR THE COMPANY, UPON ITS REQUEST, RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THIS CERTIFICATE STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, OFFER, PLEDGE OR OTHER DISTRIBUTION FOR VALUE IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND APPLICABLE STATE LAWS.”

(c) The restrictions imposed by the Legend and by the legend referred to in paragraph 6(b) shall cease and terminate as provided in Section 9.19(F) of the Purchase Agreement.

7. Warrant Transferable. Subject to the provisions of Section 9.19 of the Purchase Agreement and paragraph 6 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. Each Holder of this Warrant, by holding the same, consents and agrees that the registered holder of this Warrant may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding.

8. Registration Rights Agreement. Contemporaneously with the issuance to Purchaser of this Warrant, the Purchaser and the Company shall execute and deliver a joinder to, and be bound by and entitled to the benefits of, the Registration Rights Agreement.

9. Exchange of Warrant. This Warrant is exchangeable, upon the surrender thereof at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares of Common Stock as shall be designated by the Holder hereof at the time of such surrender.

10. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if Holder is a Purchaser or qualifies as an “accredited investor” under the Securities Act, its own agreement regarding indemnity shall be satisfactory), or, in the case of any such mutilation upon surrender of this Warrant, the Company shall (at its expense) execute and deliver, in lieu thereof, a new Warrant of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated Warrant and dated the date of such lost, stolen, destroyed or mutilated Warrant.

11. Certain Definitions. The following terms have the respective meanings set forth below:

“Average Market Value” means the average of the Closing Price for the security in question for the thirty (30) trading days immediately preceding the date of determination.

“Closing Price” means

(a) If the primary market for the security in question is a securities exchange or other market or quotation system in which last sale transactions are reported on a contemporaneous basis, then the last reported sales price, regular way, of such security for such day, or, if there has not been a sale on such trading day, then the highest closing or last bid quotation therefor on such trading day (excluding, in any case, any price that is not the result of bona fide arm’s length trading); or

(b) If the primary market for such security is not a securities exchange or other market or quotation system in which last sale transactions are contemporaneously reported, then the highest closing or last bona fide bid or asked quotation by disinterested Persons in the over-the-counter market on such trading day as reported by such generally accepted source of publicly reported bid quotations as the Holder designates.

“Common Stock” shall mean and include the Company’s Common Stock, par value $.001 per share, and shall also include, in the case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 4(d) above.

“Convertible Securities” means obligations or any shares of stock of the Company which are convertible into or exchangeable for Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as the same may be amended from time to time.

“Exercise Price” shall have the meaning ascribed thereto in paragraph 1(b).

“Fair Market Value” means:

(a) As to securities regularly traded in the organized securities markets, the Average Market Value; and

(b) As to all securities not regularly traded in the securities markets and all other property, the fair market value of such securities or property as determined in good faith by the Board of Directors of the Company at the time the rights represented by this Warrant have been exercised in accordance herewith or at the time such Board authorizes the transaction requiring a determination of Fair Market Value under this Warrant, as the case may be.

“Securities Act” means the Securities Act of 1933, as the same may be amended from time to time.

12. Choice of Law. All questions concerning this Warrant will be governed by and construed in accordance with the internal laws of the State of New York, without reference to principles of conflicts of law other than Sections 5-1401 and 5-1402 of the New York General Obligations Law.

13. Headings. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Warrant for any other purposes or be given substantive effect.

14. Severability. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under this Warrant shall not affect or impair the remaining provisions of this Warrant or render any such provision invalid, illegal or unenforceable in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated as of             .

ASPEN AEROGELS, INC.

By:
Name:
Title:

[Signature Page to Warrant for [            ] Shares]

FORM OF ASSIGNMENT

(To Be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto             this Warrant, and appoints             to transfer this Warrant on the books of Aspen Aerogels, Inc. with the full power of substitution in the premises.

Dated:

In the presence of:

(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant without alteration, enlargement or any change whatsoever, and the signature must be guaranteed in the usual manner)

SUBSCRIPTION FORM

To be Executed by the Holder of this Warrant if such Holder

Desires to Exercise this Warrant in Whole or in Part:

To: Aspen Aerogels, Inc.

The undersigned

Please insert Social Security or other

identifying number of Subscriber:

hereby irrevocably elects to exercise the right of purchase represented by this Warrant for, and to purchase thereunder,             shares of the Common Stock provided for therein and tenders payment herewith to the order of Aspen Aerogels, Inc. in the amount of $            , in one or more of the forms permitted by this Warrant.

The undersigned requests that certificates for such shares of Common Stock be issued as follows:

Name:

Address:

Deliver to:

Address:

and, if such number of shares of Common Stock shall not be all the shares of Common Stock purchasable hereunder, that a new Warrant for the balance remaining of the shares of Common Stock purchasable under this Warrant be registered in the name of, and delivered to, the undersigned at the address stated above.

Dated:

Signature
Note: The signature on this Subscription Form must correspond with the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatever.

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